UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOMINION ENERGY, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Dominion Energy Transmission and West Virginia Union Savings Plan

(f/k/a Dominion Transmission and Hope Gas Union Savings Plan)

Dominion Energy Ohio Union Savings Plan

(f/k/a Dominion East Ohio Gas Union Savings Plan)

(Full title of the plan)

Carter M. Reid, Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Morenike K. Miles, Vice President – Governance & Compliance and Assistant Corporate Secretary

120 Tredegar Street

Richmond, Virginia 23219

(Name and address of agent for service)

(804) 819-2000

(Telephone Number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (without par value)	3,000,000	$67.68	$203,040,000	$25,279

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Pursuant to Rule 457, this price is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on June 26, 2018.

EXPLANATORY NOTE

This Registration Statement relates to earlier filings for employee benefit plans, Dominion Energy Transmission and West Virginia Union Savings Plan (f/k/a Dominion Transmission and Hope Gas Union Savings Plan) and Dominion Energy Ohio Union Savings Plan (f/k/a Dominion East Ohio Gas Union Savings Plan) (together, the Plan), and increases the number of shares of common stock, without par value, authorized and reserved for issuance thereunder by 3,000,000 shares. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Form S-8 Registration Statements Nos. 333-95795, 333-85094, 333-149989, 333-189579 and 333-202364, are incorporated herein by reference except as amended hereby.

The Dominion East Ohio West Ohio Gas Division Union Savings Plan, to which the Registration Statements on Form S-8 filed on March 28, 2002 (SEC File No. 333-85094), March 31, 2008 (SEC File No. 333-149989), June 25, 2013 (SEC File No. 333-189579) and February 27, 2015 (SEC File No. 333-202364) relate, was merged into the Dominion Energy Ohio Union Savings Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Dominion Energy, Inc. (the Company) with the Securities and Exchange Commission are incorporated herein by reference (other than any portion of the document not deemed to be filed) and made a part hereof:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

•	the Company’s Current Reports on Form 8-K, filed January 4, 2018, January 5, 2018, January 31, 2018, February 1, 2018, February 14, 2018, February 15, 2018, February 27, 2018, March 1, 2018, March 26, 2018, March 27, 2018, April 2, 2018, May 4, 2018, May 9, 2018, June 5, 2018, June 6, 2018, and June 15, 2018; and

•	the description of the Company’s Common Stock in Amendment No. 2 to the Company’s Form 8-K, filed August 8, 2016.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such document.

Item 8.	Exhibits.

Exhibits	Description

5	Opinion of Carlos M. Brown, Esquire, Vice President and General Counsel of Dominion Energy, Inc. (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Carlos M. Brown, Esquire (included in Exhibit 5).

24	Powers of Attorney (included in signature page of the Form S-8 and incorporated by reference).

Item 9.	Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 2nd day of July, 2018.

DOMINION ENERGY, INC.

By:	/s/ Thomas F. Farrell, II
Thomas F. Farrell, II
Chairman of the Board of Directors, President and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated. The officers and directors whose signatures appear below hereby constitute Carlos M. Brown, Carter M. Reid, or Morenike K. Miles, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statement making such changes in the Registration Statement as the Registrant deems appropriate, and file any Registration Statement registering additional securities, and generally to do all things in their name in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Thomas F. Farrell, II Thomas F. Farrell, II	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	July 2, 2018

/s/ William P. Barr William P. Barr	Director	July 2, 2018

/s/ Helen E. Dragas Helen E. Dragas	Director	July 2, 2018

/s/ James O. Ellis, Jr. James O. Ellis, Jr.	Director	July 2, 2018

/s/ John W. Harris John W. Harris	Director	July 2, 2018

/s/ Ronald W. Jibson Ronald W. Jibson	Director	July 2, 2018

/s/ Mark J. Kington Mark J. Kington	Director	July 2, 2018

/s/ Joseph M. Rigby Joseph M. Rigby	Director	July 2, 2018

/s/ Pamela J. Royal Pamela J. Royal	Director	July 2, 2018

/s/ Robert H. Spilman, Jr. Robert H. Spilman, Jr.	Director	July 2, 2018

/s/ Susan N. Story Susan N. Story	Director	July 2, 2018

/s/ Michael E. Szymanczyk Michael E. Szymanczyk	Director	July 2, 2018

/s/ Mark F. McGettrick Mark F. McGettrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2018

/s/ Michele L. Cardiff Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 2, 2018